POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2020, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/Renee Laroche-Morris Renee LaRoche-Morris President (Principal Executive Officer)	February 24, 2020
/s/James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	February 24, 2020

/s/Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	February 24, 2020
/s/Gordon J. Davis Gordon J. Davis Board Member /s/Joni Evans Joni Evans Board Member	February 24, 2020 February 24, 2020
/s/Joan Gulley Joan Gulley Board Member	February 24, 2020
/s/Ehud Houminer Ehud Houminer Board Member	February 24, 2020
/s/Alan Howard Alan H. Howard Board Member	February 24, 2020
/s/Robin A. Melvin Robin A. Melvin Board Member	February 24, 2020
/s/Burton N. Wallack Burton N. Wallack Board Member	February 24, 2020
/s/Benaree Pratt Wiley Benaree Pratt Wiley Board Member	February 24, 2020

BNY Mellon Family of Funds Power of Attorney 2020

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On February 24, 2020 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/Loretta Johnston Loretta Johnston Notary Public

BNY Mellon Family of Funds Power of Attorney 2020

ATTACHMENT A

BNY Mellon Municipal Bond Funds, Inc.	BNY Mellon Municipal Bond Fund
BNY Mellon Municipal Funds, Inc.	BNY Mellon AMT-Free Municipal Bond Fund
BNY Mellon Municipal Funds, Inc.	BNY Mellon High Yield Municipal Bond Fund
BNY Mellon Stock Funds	BNY Mellon International Core Equity Fund
BNY Mellon Stock Funds	BNY Mellon International Small Cap Fund
General New Jersey Municipal Money Market Fund
BNY Mellon Intermediate Municipal Bond Fund, Inc.
BNY Mellon New York Tax Exempt Bond Fund, Inc.
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Broad Opportunities Fund
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Core Plus Fund
BNY Mellon U.S. Mortgage Fund, Inc.
BNY Mellon California AMT-Free Municipal Bond Fund, Inc.
BNY Mellon Strategic Funds, Inc.	BNY Mellon Active MidCap Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon International Stock Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon Global Stock Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon Select Managers Small Cap Value Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon Select Managers Small Cap Growth Fund
BNY Mellon Strategic Funds, Inc.	BNY Mellon U.S. Equity Fund

BNY Mellon Family of Funds Power of Attorney 2020